Exhibit 10.11

EXECUTION VERSION

AMENDMENT NO. 4 AND LIMITED WAIVER

This Amendment No. 4 and Limited Waiver (this “Agreement” or “Amendment No. 4 and Limited Waiver”), dated as of March 18, 2019, to the Credit Agreement, dated as of April 24, 2015 (as amended by Amendment No. 1 thereto dated October 21, 2016, as further amended by Amendment No. 2 dated February 9, 2017, as further amended by Amendment No. 3 dated April 27, 2017 and after giving effect to the Borrower Assumption Agreement and Joinder, dated as of May 9, 2017, the “Credit Agreement”; capitalized terms used in this Amendment No. 4 and Limited Waiver and not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), is made by and among Uniti Group Inc. (f/k/a Communications Sales & Leasing, Inc.), a Maryland corporation (the “Parent Guarantor”), Uniti Group LP, a Delaware limited partnership (the “Assumed Borrower”), Uniti Group Finance Inc., a Delaware corporation (“FinCo”), CSL CAPITAL, LLC (“CSL Capital” and, collectively with the Assumed Borrower and Finco, the “Borrowers”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that PricewaterhouseCoopers LLP may include a going concern or like qualification or exception (the “Going Concern Qualification”) in its audit opinion with respect to the financial statements of Holdings and its Subsidiaries for the fiscal year ended December 31, 2018 (the “2018 Audited Financial Statements”) required to be delivered pursuant to Section 6.01(a) of the Credit Agreement and the penultimate paragraph of Section 6.01 of the Credit Agreement;

WHEREAS, the delivery of 2018 Audited Financial Statements accompanied by an auditor’s report containing the Going Concern Qualification would violate Section 6.01(a) of the Credit Agreement and would result in a Default or Event of Default under Section 8.01(b) of the Credit Agreement (any such Default or Event of Default being, collectively, the “Specified Default”);

WHEREAS, the Loan Parties have requested that the Required Lenders waive the Specified Default arising from such breach of the terms of Section 6.01(a) of the Credit Agreement;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Loan Parties and the Required Lenders may amend or waive any provision of the Credit Agreement or any other Loan Document pursuant to an agreement in writing; and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Loan Parties and each of the undersigned Lenders, together constituting the Required Lenders, are willing to amend the Credit Agreement and waive the Specified Default with respect to the 2018 Audited Financial Statements on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Limited Waiver.  Subject to the terms and conditions set forth herein, the Lenders signatory hereto hereby waive the Specified Default arising solely from the Borrowers' delivery of an audit report containing the Going Concern Qualification with respect to the 2018 Audited Financial Statements.

The limited waiver set forth in this Section 1 (the “Default Waiver”) is limited to the extent expressly set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document shall in any way be affected hereby.  The Default Waiver is granted only with respect to the Specified Default relating to the 2018 Audited Financial Statements, and shall not apply to any financial statements for any other fiscal year or period, any other breach of the terms of the Credit Agreement, or any actual or prospective default or breach of any other provision of the Credit Agreement or any other Loan Document.  The Default Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter other than the Specified Default specifically and expressly waived in, and subject to the terms of, the Default Waiver.

2.Amendments to the Credit Agreement.  The Credit Agreement is, effective as of the Effective Date (as defined below), hereby amended as follows:

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Amendment No. 4 and Limited Waiver” means that certain Amendment No. 4 and Limited Waiver, dated as of March 18, 2019, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 4 and Limited Waiver Effective Date” means March 18, 2019.

“Reversion Date” means the date on which (i)(A) either Tenant, Windstream and all subsidiaries or affiliates thereof that are parties to the Master Lease from time to time (the “Windstream Master Lease Parties”) have all emerged from the Chapter 11 bankruptcy cases under the United States Bankruptcy Code or (B) the Windstream Master Lease Parties shall have assumed the Master Lease pursuant to an order of the Bankruptcy Court or the Windstream Master Lease Parties shall have entered into any Permitted Replacement Lease (subject to any amendment, modification or waiver thereof that is permitted by the Credit Agreement) approved by the Bankruptcy Court (it being understood and agreed that any rejection of the Master Lease (or any Permitted Replacement Lease) or any violation of the terms thereof by any of the Windstream Master Lease Parties or any other party thereto including any party to any Master Lease Guaranty that would permit termination thereof by Parent, CSL National, LP or any of its applicable Subsidiaries after the condition in clause (i)(B) shall have been satisfied shall result in all the terms and restrictions set forth in this Agreement that apply solely prior to the Reversion Date being reinstated as if the Reversion Date did not occur until such time as a Permitted Replacement Lease is agreed to and is in effect or all relevant defaults shall have been cured)), (ii) the Master Lease (or any Permitted Replacement Lease) and any Master Lease Guaranties are in full force and effect with no amendment, modification or waiver thereof that is not permitted by the Credit Agreement, (iii) the Consolidated Secured Leverage Ratio, determined on a Pro Forma Basis (including after giving effect to any such amendment, modification or waiver thereof that is permitted by the Credit Agreement), as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) is equal to or less than 5.00 to 1.00 and (iv) no Event of Default has occurred and is continuing.

(b)	Clause (a) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“(a)with respect to Term Loans, 5.00% in the case of Eurodollar Rate Loans and 4.00% in the case of Base Rate Loans; and”

(c)The definition of “Available Amount” in Section 1.01 of the Credit Agreement is amended and restated as follows:

“Available Amount” means, at any time, the sum of (a) $50 million plus (b) 95%

of Funds From Operations (or, if Funds From Operations is a loss, minus 100% of the amount of such loss) for the period (taken as one accounting period) beginning on the first day of the fiscal quarter during which (x) the Closing Date occurs but excluding the period beginning from April 1, 2019 until the beginning of the fiscal quarter immediately following the Reversion Date or (y) solely with respect to use of the Available Amount pursuant to clause (s) of the definition of Permitted Investments, the Amendment No. 4 and Limited Waiver Effective Date occurs, to the end of Parent’s most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) at the time of such Restricted Payment plus (c) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by Parent, of marketable securities or other property received at or prior to such time by Parent or, in connection with “UPREIT” acquisitions, by CSL National following (x) the Closing Date but excluding the period from the Amendment No. 4 and Limited Waiver Effective Date until the Reversion Date or (y) solely with respect to use of the Available Amount pursuant to clause (s) of the definition of Permitted Investments, the Amendment No. 4 and Limited Waiver Effective Date, from the issue or sale of (i) Equity Interests of Parent or CSL National and (ii) Indebtedness or Disqualified Stock of Parent or a Restricted Subsidiary that has been converted into or exchanged for Equity Interests of Parent (provided, however, that this clause (ii) shall not include the proceeds of (x) Equity Interests, Indebtedness or Disqualified Stock of Parent or CSL National sold to a Restricted Subsidiary or Parent or (y) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock) plus (d) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by Parent, of marketable securities or other property contributed to the capital of Parent or, in connection with “UPREIT” acquisitions, of CSL National (other than by a Restricted Subsidiary or Parent) following (x) the Closing Date but excluding the period from the Amendment No. 4 and Limited Waiver Effective Date until the Reversion Date or (y) solely with respect to use of the Available Amount pursuant to clause (s) of the definition of Permitted Investments, the Amendment No. 4 and Limited Waiver Effective Date, at or prior to such time minus (e) the aggregate amount of Restricted Payments made in reliance on the final paragraph of Section 7.05 at or prior to such time (or solely with respect to use of the Available Amount pursuant to clause (s) of the definition of Permitted Investments, made after the Amendment No. 4 and Limited Waiver Effective Date and at or prior to such time) minus (f) the aggregate amount of Restricted Payments made in reliance on Section 7.05(a) at or prior to such time (or solely with respect to use of the Available Amount pursuant to clause (s) of the definition of Permitted Investments, made after the Amendment No. 4 and Limited Waiver Effective Date and at or prior to such time) minus (g) the aggregate amount of Investments made in reliance on clause (s) of the definition of “Permitted Investment” at or prior to such time (or solely with respect to use of the Available Amount pursuant to clause (s) of the definition of Permitted Investments, made after the Amendment No. 4 and Limited Waiver Effective Date and at or prior to such time).”

(d)	The definition of “Collateral” in Section 1.01 of the Credit Agreement is amended by adding the following immediately preceding the period at the end thereof:

“; for the avoidance of doubt, in addition to all other rights, interests and privileges of the Collateral Agent hereunder and under the other Loan Documents, and notwithstanding any exclusions or limitations set forth in the Loan Documents, it is the intention of the parties that the Master Lease and all rights and interests therein and all proceeds thereof shall constitute Collateral under, and for all purposes of, the Loan Documents”.

(e)	The definition of “Permitted Investments” in Section 1.01 of the Credit Agreement is amended by amending and restating clause (s) as follows:

“(19)  so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which internal financial statements are available, Investments (other than Investments in any Restricted Subsidiary that is not a Loan Party or in any Unrestricted Subsidiary) in an aggregate amount not toexceed the Available Amount and”

(f)

The definition of “Restricted Indebtedness” in Section 1.01 of the Credit Agreement is amended by adding immediately prior to the comma the phrase “(including the 7.125% Senior Unsecured Notes due December 15, 2024)”.

(g)	Section 7.05 of the Credit Agreement is amended by adding the following additional final paragraph of Section 7.05:

“Notwithstanding any other provision of this Section 7.05, from and after the Amendment No. 4 and Limited Waiver Effective Date until the Reversion Date, Parent and its Restricted Subsidiaries shall not, directly or indirectly:

(i) declare or make any Restricted Payment other than (A) pursuant to Sections 7.05(b), (c), (d) (subject to clause (ii) below), (e), (f), (h), (i), (l), (o) and (q), (B) any dividend or distribution (including any cash dividend or cash distribution) on or in respect of (x) Parent’s Capital Stock, in each case constituting a Restricted Payment, to holders of such Capital Stock (including, for the avoidance of doubt, dividends or distributions that are made on a pro rata basis to all holders, including unrelated holders, of any class of such Capital Stock) solely to the extent that Parent believes in good faith that Holdings qualifies as a REIT and solely to the extent that Parent believes in good faith that the declaration or payment of a dividend or making of a distribution in such amount is necessary to (i) maintain Holdings’ status as a REIT (including, for the avoidance of doubt, Holdings’ eligibility to be taxed as a REIT under Section 857(b)) for any taxable year, determined without regard to any ability of Holdings to maintain its status as a REIT (and eligibility to be taxed as a REIT under Section 857(b)) for any taxable year by declaring or paying a dividend or making a distribution in whole or in part in any form other than cash, including shares of Parent’s or Holdings’ Capital Stock, with such dividend to be paid or distribution to be made as and when determined by Parent, whether during or after the end of the relevant taxable year, and (ii) permit Holdings to pay an amount equal to any corporate-level U.S. federal and applicable state and local  income taxes payable by Holdings with respect to any undistributed taxable income (including any undistributed capital gains) (collectively, for each taxable year, the “Minimum Required Distribution Amount”) or (y) shares of preferred stock issued on customary terms by a Restricted Subsidiary solely to permit such Restricted Subsidiary to qualify as a REIT, not to exceed in the aggregate for all such dividends and distributions pursuant to this clause (y) $50,000 per annum; provided that (i) no cash dividend or distribution shall be permitted under this clause (B) to the extent that a Specified Event of Default has occurred and is continuing or the Obligations have been accelerated following any other Event of Default; (ii) notwithstanding the foregoing, any distributions made pursuant to subclause (x) of this clause (B) shall not exceed the amount of dividends or distributions that could have been paid or made by Parent at such time pursuant to such subclause (x) if, in the relevant taxable year, Holdings had held no assets, other than a direct or indirect equity interest in Parent, and had recognized no income, gain, loss, deduction or other tax items, other than such items of Parent allocable directly or indirectly to Holdings or, if Holdings is a REIT, dividends from Parent, and prior to or concurrent with paying or making any such dividend or distribution in reliance on this paragraph, Parent shall provide the Administrative Agent a certification in reasonable detail to such effect and (iii) dividends and distributions paid or made pursuant to this clause (B) shall be permitted only so long as Parent is a REIT, a disregarded qualified REIT subsidiary, a disregarded entity or a partnership for U.S. federal income tax purposes; and provided, however, that (i) Parent shall be permitted to make or pay cash dividends or distributions pursuant to subclause (x) of this clause (B) in amounts and at times sufficient to permit Holdings to declare and pay quarterly cash dividends in each taxable year, in each case, not to exceed one quarter of Parent’s good faith estimate, as of the date on which the first quarterly dividend for each taxable year is declared by Holdings, of the Minimum Required Distribution Amount for such taxable year (with any unused capacity for the taxable year carrying forward to subsequent quarters of such taxable year), and (ii) Parent shall not declare or pay cash dividends or distributions pursuant to subclause (x) of this clause (B) for any taxable year except (u) as provided in the immediately preceding clause (i) of this proviso or (y) in or after the last fiscal quarter of such taxable year and (C) without duplication of any amounts used pursuant to any subsection of Section 7.05 or section (ii) below, Restricted Payments in an aggregate amount not to exceed 100% of the aggregate net cash proceeds received at or prior to such time by Parent following the Amendment No. 4 and Limited Waiver Effective Date from the issuance or sale of Equity Interests of Parent; provided, however, that this clause (C) shall not include the proceeds of Equity Interests of Parent sold to a Restricted Subsidiary or of Disqualified Stock; or

(ii) (A) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value (including by any exchange or conversion) in each case, prior to any scheduled repayment, sinking fund payment or maturity any Junior Financing other than (i) pursuant to Sections 7.05(c) and (h), (ii) pursuant to Section 7.05(d) with the proceeds of any Refinancing Indebtedness permitted by Section 7.02(b)(xii); provided that such Refinancing Indebtedness shall also not (w) have a shorter final maturity than the Junior Financing being refinanced, (x) have any issuers, borrowers or guarantors other than the Junior Financing being refinanced, (y) have any collateral and (z) have any mandatory prepayment requirements other than customary asset sale or change of control provisions consistent with those of the Junior Financing being refinanced or (iii) without duplication of any amounts used pursuant to any subsection of Section 7.05 or section (i) above, with 100% of the net cash proceeds received at or prior to such time by Parent following the Amendment No. 4 and Limited Waiver Effective Date from the issuance or sale of Equity Interests of Parent; provided, however, that this clause (iii) shall not include the proceeds of Equity Interests of Parent sold to a Restricted Subsidiary or of Disqualified Stock or (B) amend or modify the terms or provisions of any Junior Financing to the extent such amendments or modifications would not be permitted with respect to any Refinancing Indebtedness thereof pursuant to Section 7.02(b)(xii) and the proviso to the preceding clause (A)(ii)."

3.Amendments to the Security Agreement.  The Security Agreement is, effective as of the Effective Date (as defined below), hereby amended as follows:

(a)The definition of “Excluded Assets” in Section 1.02 of the Security Agreement is hereby amended by (x) adding “subject to the definition of “Collateral” in the Credit Agreement” after the term “means” and before “(a)” and (y) deleting clauses (j) and (l) of the definition of “Excluded Assets” in their entirety and replacing such clauses with “[reserved]”.

(b)Section 1.02 of the Security Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Excluded Deposit Account” shall mean a segregated Deposit Account that holds solely (a) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of the employees of the Borrowers sand the Guarantors, (b) funds used or to be used to pay any taxes required to be collected, remitted or withheld during the current period, (c) funds which the Borrowers or a Guarantor holds in escrow or as a fiduciary for the benefit of a third person that is not the Borrowers, Holdings, Parent or a Subsidiary, (d) any deposit account that is a zero-balance disbursement account  and (e) any Deposit Account holding less than an average daily balance of $2,000,000 with all such Deposit Accounts excluded pursuant to this clause (e) not to exceed an aggregate average daily balance of $25,000,000.  For the avoidance of doubt, no Rent Account shall constitute an Excluded Deposit Account.”

(c)Section 3.01 of the Security Agreement is hereby amended by deleting clause (f) thereof and replacing such clause (f) with the following:

“(f)Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the Uniform Commercial Code of the relevant State(s), (B) filings in USPTO or the USCO, as applicable, with respect to Intellectual Property as expressly required elsewhere herein, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Instruments or Pledged Securities as expressly required elsewhere herein or in the Credit Agreement, (D) Fixture filings in the applicable real estate records with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage and (E) with respect to any Deposit Account (other than any Excluded Deposit Account), entry into Deposit Account Control Agreements. No Grantor shall be required (i) to establish Collateral Agent’s “control” over any Electronic Chattel Paper; (ii) to establish the Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transactions Act as in effect in the applicable jurisdiction (the “UETA”)) over any “transferable records” (as defined in UETA), (iii) to take any action (other than the actions listed in clauses (A) and (C) of the preceding sentence) with respect to any assets located outside of the United States or (iv) to perfect in any assets subject to a certificate of title statute.”

(d)Section 3.05 of the Security Agreement is hereby amended by deleting such Section in its entirety and replacing such Section 3.05 with the following:

Section 3.05. Rents; Controlled Deposit Accounts. Each Grantor represents, warrants and covenants as follows:

(a)

As of the Amendment No. 4 and Limited Waiver Effective Date, no Grantor has any Rent Accounts other than Deposit Account listed in the Perfection Certificate that was delivered by the Grantors on the Closing Date, and such Rent Account is a Controlled Deposit Account.

(b)	At all times, all Rents will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts.
(c)

To the extent not constituting a Controlled Deposit Account on the Amendment No. 4 and Limited Waiver Effective Date, each Grantor shall promptly, and in any event, within 15 days (or such later date as the Collateral Agent may agree) of the Amendment No. 4 and Limited Waiver Effective Date (or such later date as the Collateral Agent may agree) deliver to the Collateral Agent a duly executed Deposit Account Control Agreement with respect to each Deposit Account (other than an Excluded Deposit Account) maintained by such Grantor as of the Amendment No. 4 and Limited Waiver Effective Date.  In the event a Grantor shall hereafter establish (including by acquisition) any Deposit Account (other than an Excluded Deposit Account) it shall deliver a duly executed Deposit Account Control Agreement to the Collateral Agent with respect to such Deposit Account, promptly and in any event within 15 days (or such later date as the Collateral Agent may agree) of the establishment or acquisition of such Deposit Account.  In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.

(d)

So long as the Collateral Agent has Control of a Controlled Deposit Account, the Security Interest in such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto) and other non-consensual liens arising as a matter of law.

4.Conditions Precedent.  This Amendment No. 4 and Limited Waiver shall become effective on the date when the following conditions are met (the “Effective Date”):

(i)the Administrative Agent shall have received a counterpart signature page of this Amendment No. 4 and Limited Waiver duly executed by each of the Parent Guarantor, the Borrowers, the Guarantors, the Administrative Agent and Lenders constituting the Required Lenders;

(ii)the Borrowers shall have paid to the Administrative Agent, for the account of each Lender that has delivered a counterpart to this Amendment No. 4 and Limited Waiver, a consent fee equal to 1.25% of the aggregate principal amount of the Commitments and outstanding Loans held by such Lender;

(iii)the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization,

existence and good standing of each Loan Party, the authorization of execution, delivery and performance of this Amendment No. 4 and Limited Waiver, the performance of the Credit Agreement and each other applicable Loan Document and any other legal matters relating to the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(iv) the Loan Parties shall have provided to the Administrative Agent an updated Perfection Certificate in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(v)the Administrative Agent shall have received a certificate, dated as of the Effective Date, signed by a Responsible Officer certifying that each of the Master Lease and the Recognition Agreement (and in each case any amendments thereto) are in full force and effect and attaching executed copies of the Master Lease and the Recognition Agreement (and in each case any amendments thereto); and

(vii) the Borrowers shall have paid all fees and amounts due and payable pursuant to this Amendment No. 4 and Limited Waiver, including, to the extent invoiced, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Amendment No. 4 and Limited Waiver and related matters (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent and Weil, Gotshal & Manges LLP, counsel to the ad-hoc group of Term Lenders), any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement and any fees and expense payable to the Administrative Agent or its affiliates as separately agreed.

5. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders as of the Effective Date:

(i)the representations and warranties of each Loan Party contained in Article 5 of the Credit Agreement and in each other Loan Document (and acknowledging that this Amendment No. 4 and Limited Waiver is a Loan Document) are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects;

(ii)no Default or Event of Default exists or will result from this Amendment No. 4 and Limited Waiver;

(iii)the Persons appearing as Borrowers and Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Borrowers or Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who were required to become Borrowers or Guarantors after the Closing Date, the Borrowers and each such Person that is a Guarantor has executed and delivered the Credit Agreement as a Borrower or a Guaranty as a Guarantor and the Loan Parties have complied with their obligations under Sections 6.02(c) and 6.11 of the Credit Agreement and under the Collateral Documents; and

(iv) Attached hereto as Schedule 1 is a true and complete list of all Deposit Accounts (as defined in the Security Agreement) maintained by each Loan Party, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to the Security Agreement and the reason for such account to be excluded from the control agreement requirement.

6.  Costs and Expenses. The Borrowers agree to pay (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) in connection with the preparation, execution, delivery and administration of this Amendment No. 4 and Limited Waiver, the other instruments and documents to be delivered hereunder and related matters with respect to the Loan Documents and transactions contemplated hereby and (ii) all reasonable and documented out-of-pocket costs and expenses of the ad-hoc group of Term Lenders (limited to the reasonable and documented fees and expenses of Weil, Gotshal & Manges LLP, counsel to the ad-hoc group of Term Lenders) in connection with the preparation, execution, delivery and administration of this Amendment No. 4 and Limited Waiver (or any subject matter contained herein) and the other instruments and documents to be delivered hereunder.

7. Governing Law.  This Amendment No. 4 and Limited Waiver shall be governed by and construed in accordance with the law of the State of New York.

8. Counterparts.  This Amendment No. 4 and Limited Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

9.  Waiver of Right of Trial by Jury.  Section 10.16 of the Credit Agreement is incorporated herein by reference, mutatis mutandis.

10.  Effect of Amendment No. 4 and Limited Waiver. Except as expressly set forth herein, (i) this Amendment No. 4 and Limited Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  This Amendment No. 4 and Limited Waiver shall constitute a Loan Document for all purposes and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement after giving effect to this Amendment No. 4 and Limited Waiver.  Each of the Loan Parties hereby consents to this Amendment No. 4 and Limited Waiver and confirms and reaffirms (i) that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby, (ii) its guaranty of the Obligations, (iii) its prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents and (iv) such Guarantees, prior pledges and grants of security interests and liens on the Collateral to secure the Obligations, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Collateral Agent, the Lenders and the other Secured Parties.  This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.

11.Amendment No. 4 and Limited Waiver Lead Arranger.  Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as lead arranger in connection with the Amendment No. 4 and Limited Waiver and shall be entitled to all rights, indemnities, privileges and immunities applicable to the “Arrangers” under the Loan Documents in connection herewith.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 and Limited Waiver to be duly executed as of the date first above written.

UNITI GROUP INC.

By:	/s/ Daniel Heard
Name: Daniel Heard
Title:Executive Vice President – General Counsel and Secretary

UNITI GROUP LP

By:	/s/ Daniel Heard
Name:Daniel Heard
Title:Executive Vice President – General Counsel and Secretary

UNITI GROUP FINANCE INC.
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:Executive Vice President – General Counsel and Secretary

UNITI FIBER HOLDINGS INC.

By:	/s/ Daniel Heard
Name:Daniel Heard
Title:Executive Vice President – General Counsel and Secretary

CSL CAPITAL, LLC

By:	/s/ Daniel Heard
Name:Daniel Heard

[Signature Page to Amendment No. 4 and Limited Waiver]

Title:Executive Vice President – General Counsel and Secretary

[Signature Page to Amendment No. 4 and Limited Waiver]

CONTACT NETWORK, LLC

CSL NATIONAL GP, LLC

CSL Alabama System, LLC

CSL Arkansas System, LLC

CSL Florida System, LLC

CSL Iowa System, LLC

CSL Mississippi System, LLC

CSL Missouri System, LLC

CSL New Mexico System, LLC

CSL Ohio System, LLC

CSL Oklahoma System, LLC

CSL Realty, LLC

CSL Texas System, LLC

CSL North Carolina Realty GP, LLC

CSL Tennessee Realty Partner, LLC

CSL Tennessee Realty, LLC

HUNT TELECOMMUNICATIONS, LLC

INFORMATION TRANSPORT SOLUTIONS, INC.

NEXUS SYSTEMS, INC.

PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH IA, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC

UNITI DARK FIBER LLC

UNITI FIBER LLC

UNITI LEASING LLC

UNITI LEASING X LLC

UNITI LEASING XI LLC

UNITI TOWERS LLC

UNITI TOWERS NMS HOLDINGS LLC

UNITI TOWERS – NMS INVESTOR LLC

By:	/s/ Daniel Heard
Name:Daniel Heard
Title:Executive Vice President – General Counsel and Secretary

[Signature Page to Amendment No. 4 and Limited Waiver]

CSL NATIONAL, LP, as a Guarantor

By: CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel Heard
Name:Daniel Heard
Title:Executive Vice President – General Counsel and Secretary

CSL North CAROLINA REALTY, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel Heard
Name:Daniel Heard
Title:Executive Vice President – General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Executive Vice President –General Counsel and Secretary

[Signature Page to Amendment No. 4 and Limited Waiver]

Uniti Holdings LP, as a Guarantor

By: UNITI HOLDINGS GP LLC, as its general partner

By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI LATAM LP, as a Guarantor

By: UNITI LATAM GP LLC, as its general partner

By:	/s/ Daniel Heard
Name:Daniel Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI QRS Holdings LP, as a Guarantor

By: UNITI QRS Holdings GP LLC, as its general partner

By:	/s/ Daniel Heard
Name:Daniel Heard
Title:Executive Vice President – General Counsel and Secretary

[Signature Page to Amendment No. 4 and Limited Waiver]

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Laura L. Olson
Name: Laura L. Olson Title: Vice President

[Signature Page to Amendment No. 4 and Limited Waiver to Credit Agreement]

Lender Signature Pages:

[On File with the Administrative Agent]

[Signature Page to Amendment No. 4 and Limited Waiver to Credit Agreement]